Exhibit 3(ii)


                           BY-LAWS FOR THE REGULATION
                     EXCEPT AS OTHERWISE PROVIDED BY STATUTE
                       OR ITS ARTICLES OF INCORPORATION OF
                           CLAMSHELL ENTERPRISES, INC.
                              A NEVADA CORPORATION



                                   ARTICLE I.

                                     Offices

     Section 1. PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation is hereby fixed and located at Suite 880, Bank of America Plaza, 50 West Liberty Street, Reno, Nevada 89501, being the offices of THE NEVADA AGENCY AND TRUST COMPANY. The board of directors is hereby granted full power and authority to change said principal office from one location to another in the State of Nevada.

     Section 2. OTHER OFFICES. Branch offices may at any time be established by directors at any place or places where the qualified to do business.

                                   ARTICLE II.


                            Meetings of Shareholders

     Section 1. MEETING PLACE. All annual meetings of shareholders and all other


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meetings of shareholders shall be held either at the principal office or at any other place within or without the State of Nevada which may be designated either by the board of directors, pursuant to authority hereinafter granted to said board, or by the written consent of all shareholders entitled to vote thereat,

given either before or after the meeting and filed with the Secretary of the corporation.

     Section 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on the lst day of July each year, at the hour of 10:00 o'clock a.m. of said day commencing with the year 1999, provided, however, that should said day fall upon a legal holiday then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. The board of directors of the corporation shall have the power to change the date Of the annual meeting as it deems appropriate.

     Written notice of each annual meeting signed by the president or a vice president, or the secretary, or an assistant secretary, or by such other person or persons as the directors shall designate, shall be given to each shareholder



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entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given to him, if sent by mail or other mean of written communication addressed to the place where thE principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than ten

(10) nor more than sixty (60) days before each annual meeting and shall specify the place, the day and the hour of such meeting, and shall also state the purpose or purposes for which the meeting is called.

     Section 3. SPECIAL MEETINGS. Special meetings the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the board of directors, or by one or more shareholders holding not less than 10%

of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be


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given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the purpose or purposes for which the meeting is called.

     Section 4. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders'

meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting.

     When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an origina1 meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

     Section 5. ENTRY OF NOTICE. Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an

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entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholders, as required by law and the By-Laws of the corporation.

     Section 6. VOTING. At all annual and special meetings of stockholders entitled to vote thereat, every holder of stock issued to a bona fide purchaser of the same, represented by the holders thereof, either in person or by proxy in writing, shall have one vote for each share of stock so held and represented at such meetings, unless the Articles of Incorporation of the company shall otherwise provide, in which event the voting rights, powers and privileges prescribed in the said Articles of Incorporation shall prevail. Voting for directors and, upon demand of any stockholder, upon any question at any meeting shall be by ballot. Any director may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power.

     Section 7. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum

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for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 8. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if either before or after the meeting, each of the shareholders entitled to vote, not presentS in person or by proxy, sign a written Waiver of Notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of this meeting.

     Section 9. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation; provided that no such proxy shall be


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valid after the expiration of eleven (11) months from the date of its execution,

unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven

(7) years from the date of its execution.

                                   ARTICLE III

     Section 1. POWERS. Subject to the limitations of the Articles of

Incorporation or the By-Laws, and the provisions of the Nevada Revised Statutes as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the By-Laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

     First - To select and remove all the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the By-Laws, fix their compensation, and require from them security for faithful service.

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     Second - To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, with the Artic1es of incorporation or the By-Laws, as they may deem best.

     Third - To change the principal office for the transaction of the business of the corporation from one location to another within the same county as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of

Nevada, as provided in Article I, Section 2, hereof; to designate any place within or without the State of Nevada for the holding of any shareholders'

meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

     Forth - To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid,


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labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated

capital.

     Fifth - To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages,

pledges, hypothecations or other evidences of debt and securities therefore.

     Sixth - To appoint an executive committee and other committees and to delegate to the executive committee any of the powers and authority of the board in management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal By-Laws. The executive committee shall be composed of one or more directors.

     Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be not less than one (1) and no more than fifteen (15).

     Section 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at

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each annual meeting of shareholders, but if any such annual meeting is not held,

or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders. All directors shall hold office until their respective successors are elected.

     Section 4. VACANCIES. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

     A vacancy or vacancies in the board of directors shaLl be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the board of directors accept the resignation of a director tendered to take effect at a future time,

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the board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to thE expiration of his term of office.

     Section 5. PLACE OF MEETING. Regular meetings of the board of directors shall be held at any place within or without the State which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation, a regular meeting shall be held at the principal office of the corporation. Special meetings of the board may be held either at a place so designated, or at the principal office.

     Section 6. ORGANIZATION MEETING. Immediately following each annual meeting of shareholders,' the board of directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

     Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call and the day of each month and at an hour


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deemed appropriate and set by the board of directors; provided, however, should such set day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday.

Notice of all such regular meetings of the board of directors is hereby dispensed with.

     Section 8. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the president, or, if he is absent or unable or refuses to act, by any vice president or by any two (2)

directors.

     Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail or other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed,

it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is


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located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

     Section 9. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors, if the time and place be fixed at the meeting adjourned.

     Section 10. ENTRY OF NOTICE. Whenever any director has been absent from any special meeting of the board of directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was give to such director, as required by law and the By-Laws of the corporation.

     Section 11. WAIVER OF NOTICE. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had a meeting duly held after regular call and notice, if a quorum be




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present, and if, either before or after the meeting, each of the directors not present sign a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 12. QUORUM. A majority of the authorized number of directors shall be necessary to constitUte a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present, shall be regarded as the act of the board of directors, unless a greater number be required by law or by the Articles of Incorporation.

     Section 13. ADJOURNMENT. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however,

that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.


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     Section 14. FEES AND COMPENSATION. Directors shall not receive any stated

salary for their services as directors, but by resolution of the board, a fixed fee, with or without expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer,

agent, employee, or otherwise, and receiving compensation therefor.

                                   ARTICLE IV.

                                    Officers

     Section 1. OFFICERS. The officers of the corporation shall be a president,

a vice president and a secretary/treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Officers other than president and chairman of the board need not be directors. Any person may hold two or more offices.


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     Section 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

     Section 3. SUBORDINATE OFFICERS, ETC. The board of directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the board of directors may from time to time determine.

     Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board.

     Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later

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time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. VACANCIES. A vacancy in any office because of death,

resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

     Section 6. CHAIRMAN OF THE BOARD. The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the

By-Laws.

     Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the chairman of the board, or if there be none, at all meetings of


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the board of directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the By-Laws.

     Section 8. VICE PRESIDENT. in the absence or disability of the president,

the vice presidents in order of their rank as fixed by the board of directors,

or if not ranked, the vice president designated by the board of directors shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the By-Laws.

     Section 9. SECRETARY. The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the board of directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized,


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the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal office, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each;

the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the By-Laws or by law to be given, and he shall keep the seal of the corporation in safe custody,

and shal1 have such other powers and perform such other duties as may be prescribed by the board of directors or the By-Laws.

     Section 10. TREASURER. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets,


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liabilities, receipts, disbursement, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director.

     The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors,

whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the By-Laws.

                                   ARTICLE V.

                     INDEMNIFICATION OF OFFICERS, DIRECTORS

                                AND KEY PERSONNEL


     Section 1. The corporation may indemnify any person who was or is a party




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or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys fees,

judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with the action ,suit or proceeding if such person acted in good faith, and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment,

order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not


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opposed to the best interest of the corporation, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his conduct was unlawful.

     Section 2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporations favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amount paid in settlement and attorneys fees actually and reasonable incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim,

issue or matter as to which such a person has been adjudged by a court of competent jurisdiction determining, after exhaustion of all appeals therefrom,

to be liable to the corporation or for amount paid in settlement to the

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corporation, unless and, only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 3. To the extent that a director, officer, employee or agent of a corporation had been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys fees, actually and reasonably incurred by such person in connection with the defense.

     Section 4. The procedure for authorizing the indemnifications listed in

Section 1, 2 and.3 of this Article 1, and the limitations on such indemnification and advancement of expenses, shall be that set forth in Section

78.751 of the Nevada Revised Statutes, and shall be amended from time to time as such statute is amended.

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                                   ARTICLE VI.

                                  Miscellaneous


     Section 1. RECORD DATE AND CLOSING STOCK BOOKS. The board of directors may fix a time, in the future, not exceeding fifteen (15) days preceding the date of any meeting of shareholders, and not exceeding thirty (30) days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only shareholders of  record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend,

distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The board of directors may close the




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books of the corporation against transfers of shares during the whole, or any part of any such period.

     Section 2. INSPECTION OF CORPORATE RECORDS. The share register or duplicate share register, the books of account, and minutes of proceedings of the shareholders and directors shall be open to inspection upon the written demand of a shareholder or the holder of a voting trust certificate, as limited herein,

at any reasonable time, and for a purpose reasonably related to his interests as a shareholder, or as the holder of a voting trust certificate. Such inspection rights shall be governed by the applicable provisions of the Nevada Revised

Statutes shall be no more permissive that such statutes as to percentage of ownership required for inspection and scope of the permitted inspection. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the president, secretary or assistant secretary of the corporation.

     Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or


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persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

     Section 4. ANNUAL REPORT. The board of directors of the corporation shall cause to be sent to the shareholders not later than one hundred twenty (120)

days after the close of the fiscal or calendar year an annual report.

     Section 5. CONTRACT, ETC., HOW EXECUTED. The board of directors, except as in the By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract, deed or lease or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

     Section 6. CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the



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president or a vice president and the secretary or an assistant secretary,

or be authenticated by facsimiles of the signature of the president and secretary or by a facsimile of the signature of the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk.

     Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or the By-Laws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

     Section 7. REPRESENTATIONS OF SHARES OF OTHER CORPORATIONS. The president or any vice president and the secretary or assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation or


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corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

     Section 8. INSPECTION OF BY-LAWS. The corporation shall keep in its principal office for the transaction of business the original or a copy of the

By-Laws as amended, or otherwise altered to date, certified by the secretary,

which shall be open to inspection by the shareholders at all reasonable times during office hours.

                                   ARTICLE VI.

                                   Amendments

     Section 1. POWER OF SHAREHOLDERS. New By-Laws may be adopted or these

By-Laws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders.

     Section 2. POWER OF DIRECTORS. Subject to the right of shareholders as provided in Section 1 of this Article VI to adopt, amend or repeal By-Laws,

By-Laws other than a By-Law or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the board of directors.


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     Section 3. ACTION BY DIRECTORS THROUGH CONSENT IN LIEU OF MEETING. Any

action required or permitted to be taken at any meeting of the board of directors or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all the members of the board or of such committee. Such written consent shall be filed with the minutes of proceedings of the board or committee.




                                         /s/  Amanda Cardinalli
                                        ---------------------------------------
                                              Amanda Cardinalli
                                              Incorporator


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